Exhibit 99.A

News For Immediate Release
El Paso Corporation Provides First Quarter 2007 Financial Results
HOUSTON, TEXAS, May 8, 2007—El Paso Corporation (NYSE:EP) announced today that its first quarter 2007 earnings were $629 million, or $0.89 per diluted share, compared with $356 million, or $0.49 per diluted share, for the first quarter of 2006. First quarter 2007 results include a gain on the sale of ANR Pipeline Company (ANR) and related assets as well as a charge for debt repurchase costs. The Pipeline Group’s throughput was up 9 percent from 2006 levels while production volumes in the Exploration and Production segment increased 7 percent including the company’s proportionate share of Four Star volumes. Results for ANR Pipeline Company and associated assets (ANR), which were sold on February 22, 2007, are included in discontinued operations for all periods.
“The first quarter of 2007 was one of the most impactful in our company’s history,” said Doug Foshee, president and chief executive officer. “With the completion of the ANR sale, we reduced our debt to $11.7 billion, which is approximately half of what it was only four years ago. As a result, our pipelines regained investment grade credit ratings, which lowers the cost of capital that we employ towards our $2.3 billion backlog of expansion projects. And our pipeline and E&P businesses delivered very good results, putting us on a path to achieve the 2007 goals that we announced in February.”
A summary of financial results for the three months ended March 31, 2007 and 2006 is as follows:

	Three Months Ended
Financial Results	March 31,
($ in millions, except per share amounts)	2007	2006
Income (loss) from continuing operations	$(48)	$301
Discontinued operations, net of income taxes	677	55

Net income	629	356
Preferred stock dividends	9	10

Net income available to common stockholders	$620	$346

Basic per common share amounts
Income (loss) from continuing operations	$(0.08)	$0.44
Discontinued operations	0.97	0.09

Net income per common share	$0.89	$0.53

Diluted per common share amounts
Income (loss) from continuing operations	$(0.08)	$0.42
Discontinued operations	0.97	0.07

Net income per common share	$0.89	$0.49

Three Months Ended March 31, 2007
First quarter 2007 results from continuing operations include a $128 million after-tax charge related to the purchase and retirement of $3.5 billion of debt during the quarter. Results also include a $56 million after-tax loss related to the mark-to-market (MTM) impact on derivatives intended to manage price risk on natural gas and oil production compared to a $104 million after-tax gain in the first quarter of 2006. After-tax amounts were calculated using a 36-percent tax rate.
The following table includes items impacting the quarterly results:

First Quarter 2007
($ millions except per share amounts)	Before Tax	After Tax	EPS
Continuing operations	$(67)	$(48)	$(0.08)
Adjustments*
Debt repurchase costs	$201	$128	0.18
MTM loss on production-related derivatives	$87	$56	0.08

Adjusted EPS—continuing operations			$0.18

Discontinued operations (ANR)	$1,048	$677	$0.97
Adjustments
Gain on sale of ANR-related assets	$(1,007)	$(651)	(0.94)
Debt repurchase costs (ANR)*	$19	$12	0.02

Adjusted EPS—discontinued operations			$0.05

*Assumes a 36-percent tax rate.

First Quarter 2006
($ millions except per share amounts)	Before Tax	After Tax*	EPS
MTM production-related derivatives	$162	$104	$0.14

*Assumes a 36-percent tax rate.

Business Unit Financial Update

	Three Months Ended
Segment EBIT Results	March 31,
($ in millions)	2007	2006
Pipeline Group	$364	$346
Exploration and Production	179	199
Marketing	(135)	208
Power	18	3
Corporate and Other	(210)	—

	$216	$756

Pipeline Group
The Pipeline Group’s earnings before interest expense and taxes (EBIT) for the three months ended March 31, 2007 were $364 million, compared with $346 million for the same period in 2006. The increase is due to higher reservation revenues from several projects that went into service during 2006, higher costs associated with hurricanes Katrina and Rita in the first quarter of 2006, and other factors. Throughput was up 9 percent from 2006 levels due to expansion projects, colder weather in January and February, and new power loads in the Southeast.

	Three Months Ended
Pipeline Group Results	March 31,
($ in millions)	2007	2006
EBIT	$364	$346
DD&A	$94	$93

Total throughput (BBtu/d)*	18,040	16,620
*Includes proportionate share of jointly owned pipelines.

Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended March 31, 2007 was $179 million, compared with $199 million for the same period in 2006. First quarter 2007 production volumes averaged 750 million cubic feet equivalent per day (MMcfe/d), excluding unconsolidated affiliate volumes of 70 MMcfe/d. First quarter 2006 production volumes averaged 694 MMcfe/d, excluding 71 MMcfe/d of unconsolidated affiliate volumes. The increase was due to the success of the onshore drilling program, recovery of volumes shut-in by hurricane damage, and new discoveries in the Gulf of Mexico and South Louisiana. Brazilian volumes were 16 MMcfe/d lower in 2007 primarily due to a contractual ownership reduction that took place in early 2006. The realized price for natural gas during the three months ended March 31, 2007 was $7.19 per thousand cubic feet (Mcf), compared with $7.03 per Mcf for the same period in 2006. Oil, condensate, and natural gas liquids (NGL) realized prices were $49.32 per barrel in first quarter 2007, down 4 percent from the same period in 2006. Total per-unit cash costs increased to an average of $1.99 per thousand cubic feet equivalent (Mcfe) in first quarter 2007, compared with $1.71 per Mcfe for the same 2006 period. The company’s higher operating costs were primarily a result of increased production expenses resulting from higher workover activity levels, industry inflation in services, labor and material costs, and lower severance tax credits.

	Three Months Ended
Exploration and Production Results	March 31,
($ in millions, except price and cost amounts)	2007	2006
EBIT	$179	$199

DD&A	$170	$146

Consolidated volumes:
Natural gas sales volumes (MMcf/d)	630	578
Oil, condensate, and NGL sales volumes (MBbls/d)	20	19

Total consolidated equivalent sales volumes (MMcfe/d)	750	694
Four Star total equivalent sales volumes (MMcfe/d)[1]	70	71

Weighted average realized prices including hedges[2,3] Natural gas ($/Mcf)	$7.19	$7.03
Oil, condensate, and NGL ($/Bbl)	$49.32	$51.25

Transportation costs[3] Natural gas ($/Mcf)	$0.31	$0.24
Oil, condensate, and NGL ($/Bbl)	$0.76	$1.25

Per-unit costs ($/Mcfe)[3] Unit of production depletion costs	$2.40	$2.20
Cash operating costs[4]	$1.99	$1.71
1 Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share.
2 Prices are stated before transportation costs.
3 Prices and costs do not include the company’s proportionate share of Four Star volumes, revenues, or costs.
4 Includes lease operating costs, production-related taxes, G&A expenses, and taxes other than production and income.

New Hedge Positions for 2008
El Paso announced today that it has entered into option contracts intended to hedge its 2008 E&P natural gas volumes. The new positions created an $8.00 per million British thermal unit (MMBtu) floor price and a $10.53 per MMBtu ceiling price on 44 trillion British thermal units (TBtu) of anticipated 2008 natural gas production. When combined with existing 2008 hedges, the positions create an average floor price of $7.14 per MMBtu and an average ceiling price of $9.89 per MMBtu for 67 TBtu of anticipated 2008 natural gas production. These new positions were placed at El Paso Exploration & Production Company. They are expected to receive hedge accounting treatment and do not require margin postings.
Other Operations
Marketing
The Marketing segment reported an EBIT loss of $135 million for the three months ended March 31, 2007, compared to a gain of $208 million for the same period in 2006. The first quarter 2007 and 2006 results included $87 million of losses and $162 million of gains, respectively, of MTM changes in the fair value of derivatives intended to manage the price risk of the company’s natural gas and oil production. First quarter 2007 results also included a $13-million loss on the assignment of a natural gas option contract to supply gas in the northeast U.S., while first quarter 2006 results included a $49-million non-cash gain associated with the assignment of two natural gas derivative contracts to supply natural gas in the southeastern U.S.
Power
The Power segment reported EBIT of $18 million for the three months ended March 31, 2007, compared with $3 million for the same period in 2006. The increase is primarily from the Porto Velho project in Brazil, which generated EBIT of $13 million in the 2007 period compared to $7 million in the 2006 period. A reduction of general and administrative expenses also contributed to the increase in earnings in 2007.
Corporate and Other
During the first quarter of 2007, Corporate and Other reported an EBIT loss of $210 million compared with break-even results for the same period in 2006. First quarter 2007 results were unfavorably impacted by a $201-million charge for debt repurchase costs and $28 million of unfavorable changes in litigation, insurance, and other reserves. The first quarter 2006 EBIT includes $22 million of unfavorable changes in litigation, insurance, and other reserves.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its 2007 results on May 8, 2007 beginning at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888) 710-3574 ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through May 15, 2007 by dialing (800) 642-1687 (access code 5161968). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.

Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Exploration and Production per-unit total cash costs or cash operating costs equal total operating expenses less DD&A and cost of products and services divided by total production. It is a valuable measure of operating efficiency. Adjusted EPS is earnings per share excluding debt repurchase and MTM charges in the production-related derivatives during the quarter. It is useful in analyzing the company’s on-going earnings potential.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in our 2007 plan, including achieving our debt-reduction targets, earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration & Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Three Months Ended
	March 31,
	2007	2006

Operating revenues	$1,022	$1,337

Operating expenses
Cost of products and services	55	62
Operation and maintenance	308	285
Gain on long-lived assets	(7)	—
Depreciation, depletion and amortization	271	250
Taxes, other than income taxes	60	57

	687	654

Operating income	335	683

Equity earnings and other income (expense)	(119)	73

Earnings before interest expense, income taxes, and other charges	216	756

Interest and debt expense	283	331

Income (loss) before income taxes	(67)	425

Income taxes (benefit)	(19)	124

Income (loss) from continuing operations	(48)	301

Discontinued operations, net of income taxes	677	55

Net income	629	356

Preferred stock dividends	9	10

Net income available to common stockholders	$620	$346

Earnings (losses) per common share
Basic
Income (loss) from continuing operations	$(0.08)	$0.44
Discontinued operations, net of income taxes	0.97	0.09

Net income per common share	$0.89	$0.53

Diluted
Income (loss) from continuing operations	$(0.08)	$0.42
Discontinued operations, net of income taxes	0.97	0.07

Net income per common share	$0.89	$0.49

Weighted average common shares outstanding
Basic	694	656

Diluted	694	724

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2007	2006
(In millions)	First	First	Second	Third	Fourth

Operating revenues
Pipelines	$644	$643	$580	$582	$597
Exploration and Production	505	466	462	456	470
Marketing	(135)	205	18	(105)	(176)
Power	—	1	2	3	—
Corporate and other, including eliminations (1)	8	22	27	6	22

Consolidated total	$1,022	$1,337	$1,089	$942	$913

Depreciation, depletion and amortization
Pipelines	$94	$93	$93	$92	$92
Exploration and Production	170	146	156	163	180
Marketing	1	1	1	1	1
Power	—	—	1	—	1
Corporate and other (1)	6	10	5	4	7

Consolidated total	$271	$250	$256	$260	$281

Operating income (loss)
Pipelines	$324	$321	$251	$221	$270
Exploration and Production	177	191	161	138	135
Marketing	(136)	200	8	(113)	(186)
Power	(5)	(15)	(17)	(14)	(15)
Corporate and other (1)	(25)	(14)	(40)	(14)	(41)

Consolidated total	$335	$683	$363	$218	$163

Earnings (losses) before interest expense and income taxes (EBIT)
Pipelines	$364	$346	$286	$253	$302
Exploration and Production	179	199	163	141	137
Marketing	(135)	208	13	(108)	(184)
Power	18	3	10	38	31
Corporate and other (1)	(210)	—	(34)	(17)	(37)

Consolidated total	$216	$756	$438	$307	$249

(1)	Includes our corporate businesses, our telecommunications business and residual assets and liabilities of previously sold or discontinued businesses.